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                               EXHIBIT (8)(a)(3)

                  AMENDMENT NO. 30 TO PARTICIPATION AGREEMENT

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                               AMENDMENT NO. 30 TO
                          PARTICIPATION AGREEMENT AMONG
                      AEGON/TRANSAMERICA SERIES FUND, INC.,
                      TRANSAMERICA LIFE INSURANCE COMPANY,
                 TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,
                     PEOPLES BENEFIT LIFE INSURANCE COMPANY,
               TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
                 TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

        Amendment No. 30 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), Transamerica Financial Life Insurance Company ("TFLIC"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("TOLIC"), and Transamerica Life Insurance and Annuity Company ("TALIAC") dated July 1, 1992, as amended ("Participation Agreement").

                WHEREAS, Transamerica, has registered or will register certain variable annuity contracts (the "Policy") under the Securities Act of 1933; and

        WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA W (the "Account"), as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Policy and such Policy will be partly funded by the Fund; and

        WHEREAS, Transamerica has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940, as amended; and

        WHEREAS, to the extent permitted by applicable insurance law and regulations, Transamerica intends to purchase shares in one or more of the portfolios of the Fund to fund its contract on behalf of the Account, as specified in Schedule A attached to this Amendment, and as Schedule A may be amended from time to time; and

        NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its Policy, Flexible Premium Variable Annuity - G, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also hereby agreed that Schedule A to this Agreement will be amended to add the Flexible Premium Variable Annuity - G, as an additional "Policy"; and to add the Separate Account VA W as an additional "Account".

        IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of June 10, 2004.

TRANSAMERICA LIFE INSURANCE                 AEGON/TRANSAMERICA SERIES
COMPANY                                     FUND, INC.
By its authorized officer                   By its authorized officer

By: /s/ Priscilla I. Hechler                By: /s/ John K. Carter
    -------------------------------------       -------------------------------
    Priscilla I. Hechler                        John K. Carter
    Title:  Assistant Secretary                 Title: Vice President, Secretary
                                                       and General Counsel

TRANSAMERICA FINANCIAL                      PEOPLES BENEFIT LIFE INSURANCE
LIFE INSURANCE COMPANY                      COMPANY
By its authorized officer                   By its authorized officer

By: /s/ Priscilla I. Hechler                By: /s/ Priscilla I. Hechler
    -------------------------------------       --------------------------------
    Priscilla I. Hechler                        Priscilla I. Hechler
    Title: Assistant Vice President and         Title: Assistant Vice President
           Assistant Secretary                         and Assistant Secretary

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TRANSAMERICA OCCIDENTAL LIFE                TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                           AND ANNUITY COMPANY
By its authorized officer                   By its authorized officer

By: /s/ Priscilla I. Hechler                By: /s/ Priscilla I. Hechler
    -------------------------------------       --------------------------------
    Priscilla I. Hechler                        Priscilla I. Hechler
    Title: Assistant Vice President and         Title: Assistant Vice President
           Assistant Secretary                         and Assistant Secretary

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                               AMENDED SCHEDULE A
                             Effective June 10, 2004
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

        Accounts:       Separate Account VA B
                        Separate Account VA BNY
                        Mutual Fund Account
                        Separate Account VA A
                        Separate Account VA C
                        Separate Account VA D
                        Retirement Builder Variable Annuity Account
                        Transamerica Financial Life Insurance Company Separate
                        Account C
                        Peoples Benefit Life Insurance Company Separate
                        Account V
                        Legacy Builder Variable Life Separate Account
                        TFLIC Series Life Account
                        TFLIC Series Annuity Account
                        Transamerica Occidental Life Separate Account VUL-3
                        Separate Account VA E
                        Separate Account VA F
                        Transamerica Occidental Life Separate Account VUL-4
                        Transamerica Occidental Life Separate Account VUL-5
                        Transamerica Life Insurance and Annuity Company on
                        behalf of its Separate Account VA-8
                        Separate Account VA J
                        Transamerica Occidental Life Separate Account VUL-6
                        TA PPVUL 1
                        Separate Account VA K
                        Separate Account VA H
                        Separate Account VA G
                        Separate Account VA-2LNY
                        Separate Account VA-2L
                        Separate Account VL A
                        AES Private Placement VA Separate Account
                        Separate Account VA L
                        Separate Account VA P
                        PFL Corporate Account One
                        Separate Account VA R
                        Separate Account VA S
                        Separate Account VA Q
                        Separate Account QNY
                        Separate Account VA W
        Policies:       Transamerica Landmark Variable Annuity
                        Transamerica Landmark NY Variable Annuity
                        Atlas Portfolio Builder Variable Annuity
                        Transamerica EXTRA Variable Annuity
                        Transamerica Access Variable Annuity
                        Retirement Income Builder II Variable Annuity
                        TFLIC & Peoples - Advisor's Edge Variable Annuity
                        Peoples - Advisor's Edge Select Variable Annuity
                        Legacy Builder Plus
                        TFLIC Financial Freedom Builder
                        Transamerica Elite
                        Privilege Select Variable Annuity
                        Estate Enhancer Variable Life
                        TransSurvivor Life Variable Universal Life
                        TransMark Optimum Choice Variable Annuity
                        TransUltra(R)Variable Universal Life
                        TFLIC Freedom Elite Builder
                        TFLIC Premier Variable Annuity

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                         AMENDED SCHEDULE A (continued)

        Policies        Immediate Income Builder II
        (continued)     Premier Asset Builder Variable Annuity
                        TransAccumulator(SM) VUL
                        TFLIC Freedom Wealth Protector
                        Advantage V
                        Retirement Income Builder Variable Annuity
                        Retirement Income Builder - BAI Variable Annuity
                        Dreyfus Advisor Advantage Variable Annuity
                        Dreyfus Access Advantage Variable Annuity
                        Dreyfus/Transamerica Triple Advantage(R)Variable Annuity
                        (NY)
                        Dreyfus/Transamerica Triple Advantage(R) Variable
                        Annuity
                        Transamerica Variable Life
                        Advisor's Edge Select Private Placement
                        Transamerica Preferred Advantage Variable Annuity
                        Portfolio Select Variable Annuity
                        Flexible Premium Variable Annuity - A
                        Flexible Premium Variable Annuity - B
                        Flexible Premium Variable Annuity - C
                        Flexible Premium Variable Annuity - D
                        Flexible Premium Variable Annuity - E
                        Flexible Premium Variable Annuity - G

        Portfolios:     AEGON/Transamerica Series Fund, Inc. - Each Portfolio
                        has an Initial Class of Shares and a Service Class of Shares
                                AEGON Bond
                                Asset Allocation - Conservative Portfolio
                                Asset Allocation - Growth Portfolio
                                Asset Allocation - Moderate Portfolio
                                Asset Allocation - Moderate Growth Portfolio
                                American Century International
                                American Century Large Company Value
                                Capital Guardian U.S. Equity
                                Capital Guardian Global
                                Capital Guardian Value
                                Clarion Real Estate Securities
                                Federated Growth & Income
                                Great Companies - America (SM)
                                Great Companies - Technology (SM)
                                J.P. Morgan Enhanced Index
                                J.P. Morgan Mid Cap Value
                                Janus Growth
                                Jennison Growth
                                Marsico Growth
                                Mercury Large Cap Value
                                MFS High Yield
                                Munder Net50
                                PIMCO Total Return
                                Salomon All Cap
                                Select+ Aggressive
                                Select+ Conservative
                                Select+ Growth & Income
                                Templeton Great Companies Global
                                T. Rowe Price Equity Income
                                T. Rowe Price Growth Stock
                                T. Rowe Price Small Cap
                                Third Avenue Value
                                Transamerica Balanced
                                Transamerica Equity

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                         AMENDED SCHEDULE A (continued)

Portfolios (continued)  Transamerica Convertible Securities
                        Transamerica Growth Opportunities
                        Transamerica Money Market
                        Transamerica Small/Mid Cap Value
                        Transamerica U.S. Government Securities
                        Transamerica Value Balanced
                        Van Kampen Active International Allocation
                        Van Kampen Asset Allocation
                        Van Kampen Emerging Growth